Exhibit 1.1

HALEON PLC

594,000,000 ORDINARY SHARES (NOMINAL VALUE £0.01 PER SHARE)

AND

98,277,410 AMERICAN DEPOSITARY SHARES REPRESENTING TWO ORDINARY SHARES (NOMINAL VALUE £0.01 PER SHARE)

UNDERWRITING AGREEMENT

March 19, 2024

March 19, 2024

Citigroup Global Markets Inc.

Citigroup Global Markets Limited

Morgan Stanley & Co. LLC

Barclays Bank PLC

Barclays Capital Inc.

J.P. Morgan Securities LLC

J.P. Morgan Securities plc

UBS AG, London Branch

UBS Securities LLC

c/o	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 United States of America

c/o	Citigroup Global Markets Limited
Citigroup Centre, 33 Canada Square,
London E14 5LB
United Kingdom

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 United States of America

c/o	Barclays Bank PLC
1 Churchill Place
London, E14 5HP
United Kingdom

c/o	Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
United States of America

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
United States of America

c/o	J.P. Morgan Securities plc
25 Bank Street, Canary Wharf
London, E14 5JP
United Kingdom

c/o	UBS AG, London Branch
5 Broadgate
London, EC2M 2QS
United Kingdom

c/o	UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
United States of America

As representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Pfizer Inc., a Delaware corporation (the “Selling Shareholder”) proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom Citigroup Global Markets Inc., Citigroup Global Markets Limited, Morgan Stanley & Co. LLC (“Morgan Stanley”), Barclays Bank PLC, Barclays Capital Inc., J.P. Morgan Securities LLC, J.P. Morgan Securities plc, UBS AG, London Branch and UBS Securities LLC are acting as representatives (the “Representatives”) (or to purchasers procured by the Underwriters, in the manner set out herein), (i) 594,000,000 ordinary shares of nominal value £0.01 per share (the “Ordinary Shares”), and (ii) 98,277,410 American depositary shares, each representing two Ordinary Shares (“ADSs” and, together with the Ordinary Shares, the “Shares”) of Haleon plc, a public limited company incorporated in England and Wales (the “Company”), provided that (i) Citigroup Global Markets Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, UBS Securities LLC, BNP Paribas Securities Corp. and RBC Capital Markets, LLC shall only be required to act under this Agreement in connection with the offering and sale of the Shares into the United States and (ii) Citigroup Global Markets Limited, Barclays Bank PLC, J.P. Morgan Securities plc, UBS AG, London Branch, BNP Paribas and RBC Europe Limited shall only be required to act under this Agreement in connection with the offering and sale of the Shares outside the United States.

The ADSs purchased by the Underwriters will be evidenced by American Depository Receipts (the “ADRs”) issued pursuant to a deposit agreement, dated as of June 22, 2022 by and among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders and beneficial holders from time to time of the ADRs (the “Deposit Agreement”). Each ADS represents the right to receive two Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (File No. 333-273103), including a base prospectus, relating to certain securities of the Company (the “Shelf Securities”), including the Shares, to be sold from time to time by the Selling Shareholder. The registration statement, which became effective immediately upon filing, as amended at the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; and the related base prospectus covering the Shelf Securities dated July 3, 2023 is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as amended and supplemented by the prospectus supplement dated March 19, 2024 specifically relating to the Shares is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus filed pursuant to Rule 424 under the Securities Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Base Prospectus, as supplemented by the preliminary prospectus supplement specifically relating to the Shares dated March 18, 2024, together with the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule II hereto. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Time of Sale Prospectus”, any prospectus supplement or the “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)            The Registration Statement became effective upon filing; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act have been initiated or, to the Company’s knowledge, threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the Company’s use of the Registration Statement as an automatic shelf registration statement.

(b)            A registration statement on Form F-6 (File No. 333-265343) in respect of the ADSs was filed with the Commission on June 1, 2022. Such registration statement in the form heretofore delivered to the Representatives was declared effective by the Commission in such form as of June 22, 2022. No stop order suspending the effectiveness of such registration statement has been issued and no proceeding for such purpose or pursuant to Section 8A under the Securities Act has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter referred to as the “ADS Registration Statement”).

(c)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the ADS Registration Statement, as of the date hereof do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) any Written Testing-the-Waters Communication does not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) conducted in connection with the offering of the Shares does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (viii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the ADS Registration Statement based upon information relating to any Underwriter or the Selling Shareholder furnished to the Company in writing by such Underwriter or the Selling Shareholder, as the case may be, through the Representatives expressly for use therein, it being understood and agreed that the only information so furnished shall be, with respect to the Underwriter, the information in the fifth, tenth and eleventh paragraphs under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”), and with respect to the Selling Shareholder the name of such Selling Shareholder, the beneficial ownership of the Ordinary Shares and ADSs by the Selling Shareholder, and the address of the Selling Shareholder, each as disclosed under the caption “Selling Securityholder” in the Prospectus (collectively, the “Selling Shareholder Information”). “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(d)            The Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies, or will comply, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives prior consent, prepare, use or refer to, any free writing prospectus.

(e)            The Company has been duly incorporated, is validly existing as a public limited company in good standing under the laws of the jurisdiction of its incorporation (to the extent the concept of good standing is applicable in such jurisdiction), has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)             Each “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X) of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent such concepts are applicable in such jurisdiction), except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of the share capital or other equity interests of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under relevant law) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g)            This Agreement has been duly authorized, executed and delivered by the Company.

(h)            The Deposit Agreement was duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(i)             The Ordinary Shares and the ADSs, are duly and validly issued and fully paid and non-assessable, and the Shares, except as may be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are not subject to any preemptive or similar rights.

(j)             The Company has share capital as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or articles of association of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i) and (iii) above, for any such contravention that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(l)            No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement and the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the New York Stock Exchange.

(m)            Except as may be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n)            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company, nor its subsidiaries, is involved in any litigation or arbitration proceedings that would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or to consummate the transactions contemplated by each of this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus, nor, to the knowledge of the Company, is any such litigation or arbitration pending or threatened.

(o)            Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects, and the Time of Sale Prospectus complies in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)            The Company is not, and after giving effect to the share repurchase transaction described in the Time of Sale Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)            Except as may be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no restrictions on the declaration or payment of any dividend or distribution on the Shares.

(r)             Except as set out in the articles of association of the Company, there are no restrictions on the declaration or payment of any dividend or distribution on the Shares.

(s)            Subject to the qualifications, limitations, and assumptions set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(t)            The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(u)            Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of England and Wales.

(v)            The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w)           There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x)            There are no contracts, agreements or understandings between either of the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or the ADSs registered pursuant to the ADS Registration Statement, except those contracts, agreements and understandings described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(y)            (i) None of the Company or any of its subsidiaries, directors or officers nor, to the Company’s knowledge, any agent, employee, affiliate or representative of the Company or of any of its subsidiaries, is aware of or has taken any action, directly or indirectly, during the period commencing on (and including) the date falling five years prior to, and ending on (and including), the date on which this representation and warranty is made or deemed to be made, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making the use of any mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or party official or candidate for foreign political office, in contravention of the FCPA; or (ii) the U.K Bribery Act 2010 (the “Bribery Act”), and the Company and each of its subsidiaries and, to the knowledge of the Company, their other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(z)            The operations of the Company and each of its subsidiaries are and have been, during the period commencing on (and including) the date falling five years prior to, and ending on (and including), the date on which this representation and warranty is made or deemed to be made, conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa)          None of the Company, any of its subsidiaries, or any director, officer, or, to the Company’s knowledge, any agent, employee, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is:

(A)            the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”),

(B)            located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, without limitation, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea, Russia and Syria);

(C)            is conducting business with any person, entity or country that is subject to any Sanctions in violation of such Sanctions;

(D)            has engaged or is engaging in any transaction in violation of any Sanctions or which would result in its being designated as the subject or target of any Sanctions; or

(E)             has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to any Sanctions.

(bb)         Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent that is material to the Company and its subsidiaries, taken as a whole, nor entered into any transaction that is material to the Company and its subsidiaries, taken as a whole; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(cc)          The Company and each of its subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach that would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd)          The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, the refusal of which would reasonably be expected to have a material adverse effect on the Company and each of its subsidiaries taken as a whole; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus, and the Prospectus.

(ee)          The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as are being contested in good faith and for which reserves required by International Financial Reporting Standards (“IFRS”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff)            The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods covered thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate.

(gg)          KPMG LLP (UK), who have certified and audited the Company’s consolidated financial statements for the year ended December 31, 2023 and delivered its audit report with respect to such financial statements filed with the Commission as part of the Registration Statement and incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). Each of KPMG LLP (US) and Deloitte LLP, who have certified and audited the Company’s consolidated financial statements for the years ended December 31, 2022 and 2021, respectively, and delivered their respective audit reports with respect to such financial statements filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they audited and certified such financial statements, were each an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(hh)          The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii)            The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is communicated to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects.

(jj)            There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)          The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Ordinary Shares or ADSs, except for the share repurchase transaction described in the Time of Sale Prospectus and any open market share repurchase made after the date hereof following the termination of the applicable “Lock-up period” (as defined in Regulation M under the Exchange Act (“Regulation M”)) in compliance with Regulation M.

(ll)            No material forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)        The ADSs have been listed on the New York Stock Exchange, and the Ordinary Shares have been admitted to trading on the Main Market of the London Stock Exchange and admitted to listing on the Official List of the Financial Conduct Authority (“FCA”), and to the Company’s knowledge, it is in compliance with all applicable listing and trading requirements of the New York Stock Exchange, the Official List of the FCA (including, without limitation, under the FCA’s listing rules and disclosure guidance and transparency rules) and the London Stock Exchange.

(nn)          The Company is not aware (having made due and careful enquiry) of any non-public fact or circumstance (excluding, for the avoidance of doubt, any fact or circumstance disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus) (a) that, if made public, would be expected to have a significant effect on the market price of the Ordinary Shares or the ADSs or on the Company, or (b) which would require it to make a public announcement under applicable laws or regulations.

(oo)          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.            Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters that:

(a)            The Selling Shareholder is a corporation validly existing and in good standing under the General Corporation Law of the State of Delaware.

(b)            This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(c)            The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by laws of the Selling Shareholder, or (iii) any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, except in the case of clauses (i) and (iii) above, for any such contravention that would not, singly or in the aggregate, have a material adverse effect on the ability of the Selling Shareholder to perform its obligations under or consummate the transactions contemplated by this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Selling Shareholder of its obligations under this Agreement except as such as have been or will be obtained or as such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, FINRA and the New York Stock Exchange.

(d)            Except as disclosed in the Time of Sale Prospectus and the Prospectus, no United Kingdom stamp duty and stamp duty reserve tax are payable by or on behalf of the Underwriters, the Selling Shareholder, the Company or any of its subsidiaries in the United Kingdom to any taxing authority thereof or therein as a result of (i) the execution of this Agreement, (ii) the sale of the Ordinary Shares to the Underwriters or to purchasers procured by the Underwriters or the sale of ADSs (and any corresponding ADRs evidencing such ADSs) to the Underwriters, or (iii) the resale and delivery of the Ordinary Shares and the ADSs by the Underwriters, where applicable, in the manner contemplated herein.

(e)            Upon the surrender, in accordance with the Restricted Issuance Agreement, dated as of July 15, 2022, by and among the Company, the Depositary and all holders and beneficial owners from time to time of restricted ADSs issued thereunder, of the restricted ADSs in exchange for the issuance by the Depositary of unrestricted ADSs under the Deposit Agreement, payment for the unrestricted ADSs to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such ADSs, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such ADSs in the name of Cede or such other nominee and the crediting of such ADSs on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such ADSs within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such ADSs may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its articles of association, bylaws or comparable governing documents and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)             Neither the Selling Shareholder, nor any person acting on behalf of the Selling Shareholder, has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Shares.

(g)            Upon payment for the Ordinary Shares to be sold by the Selling Shareholder pursuant to this Agreement, and upon delivery of the Ordinary Shares, as directed by the Underwriters (in accordance with the terms of this Agreement), to an account or accounts designated by Morgan Stanley, such Ordinary Shares will have been credited in the name of such account-holder.

(h)            The Selling Shareholder has delivered to Citigroup Global Markets Inc., Citigroup Global Markets Limited and Morgan Stanley an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(i)             The Selling Shareholder is not prompted by any material non-public information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement. The sale of the Shares pursuant to, or contemplated by, this Agreement will not constitute a violation by the Selling Shareholder of applicable ‘insider dealing’, ‘insider trading’ or similar legislation, and the Selling Shareholder is not aware of any non-public fact or circumstance concerning the Company or its subsidiaries that could reasonably be deemed to be material or, if made public, would or might reasonably be expected to have a significant effect upon the market price of the Shares other than this Agreement and the transactions contemplated hereunder and the offer and sale of the Shares.

(j)             The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k)            (i) The Registration Statement, when it became effective, did not contain and, each such part, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the representations and warranties set forth in this paragraph are limited solely to the Selling Shareholder Information, and provided further that the representations and warranties set forth in this paragraph do not apply to Underwriter Information.

(l)            The Selling Shareholder (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of Citigroup Global Markets Inc., Citigroup Global Markets Limited and Morgan Stanley with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than Citigroup Global Markets Inc., Citigroup Global Markets Limited and Morgan Stanley to engage in Testing-the-Waters Communications. The Selling Shareholder reconfirms that Citigroup Global Markets Inc., Citigroup Global Markets Limited and Morgan Stanley have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(m)            (i) Except to the extent permitted for a Person required to comply with Sanctions, none of the Selling Shareholder or any of its subsidiaries, or, to the knowledge of the Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is:

(A)            the subject of any Sanctions, or

(B)            organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to U.S. Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria).

(ii)           The Selling Shareholder will not, directly or indirectly, knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted by applicable law; or

(B)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)          The Selling Shareholder has not knowingly, during the period commencing on (and including) the date falling five years prior to, and ending on (and including) the date on which this representation and warranty is made or deemed to be made, and is not now knowingly, engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was in violation of Sanctions.

(n)            During the period commencing on (and including) the date falling five years prior to, and ending on (and including) the date on which this representation and warranty is made or deemed to be made, (a) none of the Selling Shareholder or any of its subsidiaries, or, to the knowledge of the Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof has taken any action that would result in a violation by such persons of either (i) the FCPA, including, without limitation, making the use of any mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment of any money, property, gifts or giving of anything else of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or party official or candidate for foreign political office, in contravention of the FCPA, or (ii) the Bribery Act; and (b) the Selling Shareholder and each of its subsidiaries have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.

3.            Agreements to Sell and Purchase.

(a)            The Selling Shareholder hereby agrees to sell to the several Underwriters (or, in the case of Ordinary Shares, to purchasers procured by the several Underwriters or, failing which, to the several Underwriters), and each Underwriter, subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from, or procure purchasers for, the Selling Shareholder (i) at £3.08 a share with respect to the Ordinary Shares (the “Share Purchase Price”) and (ii) at $7.775425 an ADS with respect to the ADSs (the “ADS Purchase Price”) the number of Ordinary Shares and ADSs, respectively (subject to such adjustments to eliminate fractional shares or ADSs) that bears the same proportion to the number of Ordinary Shares and ADSs to be sold by the Selling Shareholder as the number of Ordinary Shares and ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Ordinary Shares and ADSs.

(b)            Sales of Shares made outside of the United States (and any related filings, reports or notifications) may be made by affiliates of the Underwriters acting as their agents, provided that each Underwriter shall remain liable to the Company and the Selling Shareholder for the performance of their obligations hereunder and for the acts and omissions of any agent, affiliate or delegate appointed as if such acts or omissions were its own.

4.            Terms of Public Offering. The Selling Shareholder is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in the Representatives’ judgment is advisable. The Selling Shareholder is further advised by Morgan Stanley that (i) Ordinary Shares are to be offered to purchasers procured by the Underwriters at the Share Purchase Price and (ii) the ADSs are to be offered to the public initially at $7.85 an ADS (the “Public ADS Offering Price” and, together with the Share Purchase Price, the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.044745 an ADS under the Public ADS Offering Price with respect to the ADSs.

5.            Payment and Delivery.

(a)            The Selling Shareholder shall procure that the Ordinary Shares to be sold pursuant to this Agreement are credited through the facilities and in accordance with the procedures of the paperless settlement system administered by Euroclear UK & International Limited (“CREST”) to an account or accounts designated by Morgan Stanley, and payment of an amount equal to the number of Ordinary Shares to be sold pursuant to this Agreement multiplied by the Share Purchase Price (less all commissions payable by the Selling Shareholder to the Underwriters as set forth below) shall be made or procured against delivery of such Ordinary Shares in funds immediately available in London, United Kingdom, to an account or accounts designated by the Selling Shareholder at approximately 08:00 a.m., London time, on March 21, 2024, or at such other time on the same or such other date, not later than March 26, 2024, as shall be designated in writing by Morgan Stanley; and payment of an amount equal to the number of ADSs to be sold pursuant to this Agreement multiplied by the ADS Purchase Price for the ADSs to be sold by the Selling Shareholder shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of the ADSs for the respective accounts of the several Underwriters at approximately 07:00 a.m., New York City time, on March 21, 2024, or at such other time on the same or such other date, not later than March 26, 2024, as shall be designated in writing by Morgan Stanley. The times and dates of such payments for the Ordinary Shares and the ADSs are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as Morgan Stanley shall request not later than one full business day prior to the Closing Date. The Shares shall be delivered to Morgan Stanley, or as may be directed by Morgan Stanley, on the Closing Date for the respective accounts of the several Underwriters, or such accounts as may be directed by any of them.

(b)            In consideration of the services provided by the Underwriters in connection with the offer and sale of the Ordinary Shares under this Agreement, the Selling Shareholder and the Representatives agree that the Selling Shareholder shall pay the Underwriters in the aggregate on the Closing Date an aggregate commission equal to 0.95% of the aggregate value of the Ordinary Shares at the Share Purchase Price, together with any applicable value added tax or similar tax in any jurisdiction (“VAT”) thereon, which shall be payable by the Selling Shareholder, in addition to the commission, upon presentation to the Selling Shareholder of a valid VAT invoice (if applicable); and the Underwriters shall be entitled to deduct the commission payable under this Section 5(b) from the amounts payable to the Selling Shareholder pursuant to Section 5(a).

6.            Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; and

(ii)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)            The Underwriters shall have received on the Closing Date: (A) a certificate, dated the Closing Date and signed by an officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and (B) a certificate, dated the Closing Date and signed by an officer of the Selling Shareholder, to the effect that (i) the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and (ii) the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officers signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Sullivan & Cromwell LLP, U.S. counsel for the Company, and an opinion of Freshfields Bruckhaus Deringer LLP, English law counsel for the Company, each dated the Closing Date, substantially in the form attached hereto in Exhibits B and C.

(d)            The Underwriters shall have received on the Closing Date an opinion letter of Wachtell, Lipton, Rosen & Katz, U.S. counsel for the Selling Shareholder, dated the Closing Date, substantially in the form attached hereto in Exhibit D.

(e)            The Underwriters shall have received an opinion and a negative assurance letter of Davis Polk & Wardwell London LLP, counsel for the Underwriters, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f)             The Underwriters shall have received an opinion of Norton Rose Fulbright US LLP, counsel for the Depositary, addressed to the Underwriters with respect to such matters as the Underwriters may reasonably request dated the Closing Date, substantially in the form attached hereto in Exhibit E.

(g)            The Underwriters shall have received (i) from KPMG LLP (UK), independent public accountants of the Company, on each of the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, as the case may be, with respect to the Company’s consolidated financial statements and certain financial information for the year ended December 31, 2023 contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) from KPMG LLP (US), on each of the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, as the case may be, with respect to the Company’s consolidated financial statements and certain financial information for the year ended December 31, 2022; and (iii) from Deloitte LLP, on each of the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, as the case may be, with respect to the Company’s consolidated financial statements and certain financial information for the year ended December 31, 2021, each of the letters mentioned under (i)-(iii) in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, provided that the letter from KPMG LLP (UK) delivered on the Closing Date shall use a “cut-off date” no more than three business days prior to the Closing Date.

(h)            On each of the date hereof and the Closing Date, the Company shall have furnished to the Representatives a certificate, dated the date hereof and the Closing Date, as the case may be, and addressed to the Underwriters, of its chief financial officer with respect to certain financial information contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(i)             The Lock-up Agreement between Citigroup Global Markets Inc., Citigroup Global Markets Limited, Morgan Stanley and the Selling Shareholder shall have been received as of the Closing Date.

(j)             The Depositary shall have furnished or caused to be furnished to the Underwriters at the Closing Date a certificate of the Depositary, in form and substance reasonably satisfactory to the Underwriters, executed by one of its authorized officers confirming the deposit with the custodian under the Deposit Agreement of the Ordinary Shares representing the ADSs to be purchased by the Underwriters under this Agreement, and the execution, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement to the Underwriters.

7.            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            To furnish to each Underwriter, without charge, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request in writing.

(b)            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.

(d)            Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)             If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)            To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request in writing.

(h)            To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, provided that the Company will be deemed to have furnished such statement to its security holders and the Underwriters to the extent it is filed in the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(i)             Not to take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Ordinary Shares or ADSs, except as described in the Time of Sale Prospectus and any open market share repurchase made after the date hereof following the termination of the applicable “Lock-up period” (as defined in Regulation M, in compliance with Regulation M).

(j)             All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made except to the extent that such taxes or duties (i) were imposed due to a connection of an Underwriter with the jurisdiction under the law of which the withholding or deduction was made other than the entering into of this Agreement or receipt of payments hereunder or (ii) would not have been imposed but for the failure of such Underwriter to comply, after a request by the Company, with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the relevant jurisdiction of the Underwriter, or any other reasonable requirement to make any application or claim for treaty relief to any tax authority, provided that the Company agrees to indemnify each Underwriter for the reasonable costs incurred in making any such application or claim for treaty relief if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes or duties. In the event that the Underwriters are entitled to an exemption from or reduction in withholding tax with respect to any sums payable by the Company, the Underwriters shall use commercially reasonable efforts to provide the Company with such certification, identification or other documentation as the Company may reasonably request to establish such exemption from or reduction in withholding tax.

8.            Covenants of the Selling Shareholder. The Selling Shareholder covenants with each Underwriter as follows:

(a)            The Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)            All sums payable by the Selling Shareholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Selling Shareholder shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(c)            All sums payable to an Underwriter by the Selling Shareholder shall be considered exclusive of any value added or similar taxes. Where the Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Selling Shareholder, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(d)            Unless the Selling Shareholder has or shall have obtained the prior written consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute, or otherwise use, refer to or distribute, an issuer free writing prospectus as defined in Rule 433(h) under the Securities Act or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(e)            The Selling Shareholder shall pay and bear, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer in other similar taxes or duties (including stamp duty and stamp duty reserve tax), including interest and penalties, imposed under the laws of England and Wales or any political sub-division or taxing authority thereof or therein that is required by law to be paid by the Underwriters in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the sale and delivery of the Ordinary Shares to purchasers procured by the Underwriters and ADSs to the Underwriters, or (iii) the delivery of the Ordinary Shares and ADSs by the Underwriters, where applicable, in the manner contemplated herein.

9.            Covenants of the Underwriters. Each Underwriter severally covenants with the Company and with the Selling Shareholder not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.          Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsels and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost, if any, of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and filing fees, if any, in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, (iii) all filing fees incurred in connection with the review and qualification of the offering of the Shares by FINRA, (iv) the fees, disbursements and expenses of counsels to the Underwriters, (v) reasonable out-of-pocket administrative costs and expenses of the Underwriters related to book-building (including the use of Dealogic and Dealaxis), (vi) all costs and expenses incident to listing the ADSs on the NYSE, (vii) the cost of printing certificates (if any) representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

The provisions of this Section 10, and any other provisions in this Agreement relating to expenses, shall not supersede or otherwise affect any agreement that the Selling Shareholder may otherwise have for the allocation of such expenses between the Company and the Selling Shareholder including the Registration Rights Agreement, dated as of June 1, 2022, by and among the Company, the Selling Shareholder, GSK plc, GSK (No.1) Scottish Limited Partnership, GSK (No.2) Scottish Limited Partnership and GSK (No.3) Scottish Limited Partnership (as supplemented or amended from time to time, the “Registration Rights Agreement”), which the Company and the Selling Shareholder agree shall control solely as between them, notwithstanding anything in this Agreement to the contrary, and notwithstanding anything to the contrary in this Section 10, or in any other provisions in this Agreement relating to expenses, the Company shall in no event be liable for any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties (including stamp duty and stamp duty reserve tax), including interest and penalties thereon, in connection with the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any repurchase of Shares by the Company).

11.            Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their respective directors, officers, employees, shareholders, members, general and limited partners, agents, affiliates within the meaning of Rule 405 under the Securities Act, representatives, successors and assigns from and against any and all losses, claims, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) that arise out of, or are based upon, or relate to, or are in connection with, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, the ADS Registration Statement, any preliminary, final or summary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) conducted in connection with the offering of the Shares, the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or (ii) in the case of any of the foregoing described in clause (i), any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except in each case of clauses (i) and (ii), insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or free writing prospectus made in reliance upon and in conformity with written information relating to any Underwriter or the Selling Shareholder, respectively, furnished to the Company in writing by or on behalf of such Underwriter (through the Representatives) or the Selling Shareholder, as the case may be, expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriter Information and the only such information furnished by the Selling Shareholder consists of the Selling Shareholder Information; provided that, the indemnity contained in this Section 11(a) shall not apply to any losses, claims, damages and liabilities if and only to the extent that the losses, claims, damages or liabilities concerned arise out of a decline in the market value of the Ordinary Shares and are suffered or incurred by each Underwriter as a result of it having been required to purchase Ordinary Shares pursuant to Section 3 save to the extent that such decline is caused by or results from or is attributable to or would not have arisen but for (in each case directly or indirectly) the neglect or default of the Company (including in relation to its preparation of and disclosure in any of the foregoing documents or materials described in clause (i) above or any breach by the Company of any of its representations, warranties or obligations under this Agreement). For the avoidance of doubt, nothing in the foregoing proviso is intended to expand the scope of the indemnity provided in this Section 11(a).

(b)            The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their respective directors, officers, employees, shareholders, members, general and limited partners, agents, affiliates within the meaning of Rule 405 under the Securities Act, representatives, successors and assigns from and against any and all losses, claims, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, the ADS Registration Statement, any preliminary, final or summary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or (ii) in the case of any of the foregoing described in clause (i), any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case of clauses (i) and (ii), only with reference to the Selling Shareholder Information furnished in writing by the Selling Shareholder expressly for use in the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto; provided, however, that the aggregate amount which the Selling Shareholder shall be required to pay pursuant to this Section 11 (including pursuant to indemnity, contribution or otherwise) shall in no case be greater than the aggregate amount of proceeds received (after deducting underwriters’ discounts and commissions but before expenses) received by the Selling Shareholder upon the sale of the Shares pursuant to the Prospectus.

(c)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors and officers of the Company, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their respective directors, officers, employees, shareholders, members, general and limited partners, agents, affiliates within the meaning of Rule 405 under the Securities Act, representatives, successors and assigns from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or (ii) in the case of any of the foregoing described in clause (i), any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case of clauses (i) and (ii), only with reference to the Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(d)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. The failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 11(d), except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 11(d). In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties exists. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, officers and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claim arising out of such action or claim and (ii) does not include a statement as to or an admission of fault or culpability, by or on behalf of any indemnified party.

(e)            To the extent the indemnification provided for in Sections 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein or is unenforceable, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the Company, the Selling Shareholder and the Underwriters, respectively, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Shareholder (severally, and not jointly) and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company, the Selling Shareholder and the Underwriters, respectively, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f)            The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the Public Offering Price exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)            The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of the Selling Shareholder or any person controlling the Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares. Notwithstanding anything to the contrary herein, (a) the provisions of this Section 11 shall not affect the terms set forth in the Registration Rights Agreement or any other agreement between the Company and the Selling Shareholder with respect to indemnification and contribution, which the Company and the Selling Shareholder agree shall control solely as between them, notwithstanding anything in this Agreement to the contrary, and (b) the Company shall in no event be liable for any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties (including stamp duty and stamp duty reserve tax), including interest and penalties thereon, in connection with the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any repurchase of Shares by the Company).

12.            Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the London Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or United Kingdom shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or United Kingdom authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase (or procure to be purchased) Shares that it has or they have agreed to purchase (or procure to be purchased) hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase (or procure to be purchased) is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase (or procure to be purchased) the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase (or procure to be purchased) pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase (or procure to be purchased) Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholder for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder other than as set forth in Sections 10, 11 and the next paragraph of this Section 13. In any such case either the Representatives or the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, (i) accordance with Section 12 of this Agreement, (ii) because of any failure or refusal on the part of the Company or Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or (iii) if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.            Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares (for the avoidance of doubt including, in the case of the Company and the Selling Shareholder, the Registration Rights Agreement), represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)            The Company and the Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Shareholder or any other person, (ii) the Underwriters owe the Company and the Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Shareholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15.            Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Citigroup Global Markets Inc. in the care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, United States of America, Attention: General Counsel, Facsimile: (646) 291-1469; Citigroup Global Markets Limited, Citigroup Centre, Canada Square, London E14 5LB, United Kingdom, Attention: Equity Syndicate Desk, e-mail: emeaecm.notices@citi.com; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, United States of America, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom, Attention: Equity Syndicate Desk, e-mail: equitysynemea@barclays.com; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, United States of America, Attention: Syndicate Registration, Fax: 646-834-8133; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, United States of America, Attention: Equity Syndicate Desk, fax: (212) 622-8358; J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Equity Syndicate Desk; UBS AG, London Branch, 5 Broadgate, London EC2M 2QS, United Kingdom, Attention: Prospectus Department and UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, United States of America, Attention: Prospectus Department; BNP Paribas, 16, boulevard des Italiens, 75009 Paris, France, Attention : ECM COO Office, e-mail: ecm.coo.office@uk.bnpparibas.com; BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, United States of America, Attention: Equity Syndicate Desk; Email: DL.US.Equity.Syndicate@us.bnpparibas.com; RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, United States of America, Attention: Transaction Management, facsimile: (212) 428-6308: RBC Europe Limited, 100 Bishopsgate, London EC2N 4AA, United Kingdom, Attention: ECM Syndicate Desk; if to the Company shall be delivered, mailed or sent to cf.treasury@haleon.com or Building 5, First Floor, The Heights, Weybridge, Surrey, KT13 0NY, United Kingdom and if to the Selling Shareholder shall be delivered, mailed or sent to Pfizer Inc., 66 Hudson Boulevard East, New York, NY 10001.

19.            Submission to Jurisdiction; Appointment of Agent for Service. (a) The Company and the Selling Shareholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company and the Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)            The Company hereby irrevocably appoints Haleon US Capital LLC, with offices at 184 Liberty Corner Road, Suite 200, Warren, NJ 07059, United States as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

20.            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

21.            Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax. In calculating the liability of the Company to an Underwriter under the indemnities in this Agreement and the provisions relating to reimbursement of expenses, and in respect of any liability under this Section 21, there shall be taken into account the amount by which any liability to tax of the Underwriter (or any person affiliated with the Underwriter) is actually reduced or extinguished as a result of the matter giving rise to the indemnity claim or the reimbursement or the payment to the Underwriter in respect of which the additional amount payable pursuant to this Section 21 arose. Nothing in this Section 21 shall oblige an Underwriter to disclose, nor shall the Company be entitled to inspect, any of the tax returns, books and other records of an Underwriter (or any other information relating to taxes that an Underwriter deems confidential).

22.            Contractual Recognition of UK Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between any UK BRRD Party, the Selling Shareholder and the Company, each of the Selling Shareholder and the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant United Kingdom resolution authority, and acknowledges, accepts and agrees to be bound by:

(a)            the effect of the exercise of UK Bail-in Powers by the relevant United Kingdom resolution authority in relation to any UK Bail-in Liability of any UK BRRD Party to the Selling Shareholder and the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)            the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant UK BRRD Party or another person, and the issue to, or conferral on, the Selling Shareholder and the Company of such shares, securities or obligations;

(iii)          the cancellation of the UK Bail-in Liability; or

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)           the variation of the terms of this Agreement, as deemed necessary by the relevant United Kingdom resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant United Kingdom resolution authority.

For purposes of this Section 22, “UK Bail-in Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised. “UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability. “UK BRRD Party” means any party to this Agreement subject to UK Bail-in Powers.

23.            Recognition of the U.S. Special Resolution Regime. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 23, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

Very truly yours,

HALEON PLC

By:	/s/ Mike Rowe
	Name:	Mike Rowe
	Title:	Group Treasurer and Authorised Signatory

[Signature Page to the Underwriting Agreement]

PFIZER INC.

By:	/s/ Brian Byala
	Name:	Brian Byala
	Title:	Senior Vice President and Treasurer

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

CITIGROUP GLOBAL MARKETS INC.

CITIGROUP GLOBAL MARKETS LIMITED

MORGAN STANLEY & CO. LLC

BARCLAYS BANK PLC

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

J.P. MORGAN SECURITIES PLC

UBS AG, LONDON BRANCH

UBS SECURITIES LLC

Acting severally on behalf of themselves and as
        representatives of the several Underwriters
        named in Schedule I hereto

By:	Citigroup Global Markets Inc.

By:	/s/ Sumit Khedekar
	Name:	Sumit Khedekar
	Title:	Managing Director, Head of Healthcare Americas

By:	Citigroup Global Markets Limited

By:	/s/ Robert Way
	Name:	Robert Way
	Title:	Managing Director, Head of UK Investment Banking

By:	Morgan Stanley & Co. LLC

By:	/s/ Josh Kamboj
	Name:	Josh Kamboj
	Title:	Executive Director

By:	Barclays Bank PLC

By:	/s/ David Seal
	Name:	David Seal
	Title:	Managing Director

By:	Barclays Capital Inc.

By:	/s/ Dan Cocks
	Name:	Dan Cocks
	Title:	Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Ratnabali Majumdar
	Name:	Ratnabali Majumdar
	Title:	Vice President

By:	J.P. Morgan Securities plc

By:	/s/ Virginie de Grivel Nigam
	Name:	Virginie de Grivel Nigam
	Title:	Managing Director, Head of UK & Ireland Equity Capital Markets

By:	UBS AG, London Branch

By:	/s/ Alexander Bloch
	Name:	Alexander Bloch
	Title:	Managing Director

By:	/s/ Sandeep Goel
	Name:	Sandeep Goel
	Title:	Director

By:	UBS Securities LLC

By:	/s/ Francis Windels
	Name:	Francis Windels
	Title:	Managing Director

By:	/s/ Brad Miller
	Name:	Brad Miller
	Title:	Managing Director

By:	BNP Paribas

By:	/s/ Tom Snowball
	Name:	Tom Snowball
	Title:	Managing Director

By:	/s/ Virginia Khoo
	Name:	Virginia Khoo
	Title:	Managing Director

By:	BNP Paribas Securities Corp.

By:	/s/ Evan Riley
	Name:	Evan Riley
	Title:	Managing Director

By:	/s/ Pierre Lapomme
	Name:	Pierre Lapomme
	Title:	Managing Director

By:	RBC Capital Markets, LLC

By:	/s/ Andrew Callaway
	Name:	Andrew Callaway
	Title:	Managing Director

By:	RBC Europe Limited

By:	/s/ Duncan Smith
	Name:	Duncan Smith
	Title:	Head of European ECM

[Signature Page to the Underwriting Agreement]

Schedule I

Underwriters	Number of Ordinary Shares To Be Purchased	Number of ADSs To Be Purchased
Citigroup Global Markets Inc.	0	18,182,083
Citigroup Global Markets Limited	137,557,895	0
Morgan Stanley & Co. LLC	137,557,895	18,182,083
Barclays Bank PLC	112,547,368	0
Barclays Capital Inc.	0	14,876,250
J.P. Morgan Securities LLC	0	14,876,250
J.P. Morgan Securities plc	112,547,368	0
UBS AG, London Branch	15,631,579	0
UBS Securities LLC	0	2,066,146
BNP Paribas	31,263,158	0
BNP Paribas Securities Corp.	0	4,132,292
Mizuho Securities USA LLC	0	19,763,868
RBC Capital Markets, LLC	0	4,132,292
RBC Europe Limited	31,263,158	0
SG Americas Securities, LLC	15,631,579	2,066,146
Total:	594,000,000	98,277,410

I-1

Schedule II

Time of Sale Prospectus

1.	Preliminary Prospectus Supplement dated March 18, 2024

2.	Ordinary Shares	594,000,000

	ADSs:	98,277,410

	Ordinary Shares Offering Price:	£3.08 per Ordinary Share

	ADS Offering Price:	$7.85 per ADS

II-1

Exhibit A

[FORM OF LOCK-UP AGREEMENT]

March 19, 2024

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Citigroup Global Markets Limited

Citigroup Centre, 33 Canada Square,

London E14 5LB

United Kingdom

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States of America

Ladies and Gentlemen:

The undersigned understands that Citigroup Global Markets Inc., Citigroup Global Markets Limited and Morgan Stanley & Co. LLC (“Morgan Stanley”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Haleon plc, a public limited company incorporated in England and Wales (the “Company”) and Pfizer Inc., a Delaware corporation (the “Selling Shareholder”), providing for the offering (the “Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 594,000,000 ordinary shares, nominal value £0.01 per share (the “Ordinary Shares”) and of 98,277,410 American depositary shares, each representing two Ordinary Shares (“ADSs” and, together with the Ordinary Shares, the “Shares”) of the Company.

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Citigroup Global Markets Inc., Citigroup Global Markets Limited and Morgan Stanley (such consent not to be unreasonably withheld, conditioned or delayed), it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Lock-up Period”) relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Shares (collectively with the Shares, the “Lock-up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-up Securities, in cash or otherwise (other than in connection with the Offering).

The foregoing sentence shall not apply to:

(a)	accepting a general offer for Lock-up Securities made in accordance with the City Code on Takeovers and Mergers of the United Kingdom or providing an irrevocable undertaking to accept such an offer on a sale to an offeror which is named in a public announcement of a firm intention to make an offer;

(b)	transferring or otherwise disposing of Lock-up Securities pursuant to any compromise or arrangement under sections 895 to 899 of the Companies Act 2006 providing for the acquisition, by any person or group of persons acting in concert, of fifty per cent. (50%) or more of the equity share capital of the Company;

(c)	transferring or otherwise disposing of Lock-up Securities pursuant to any offer by or to the Company in connection with the purchase by the Company of any such securities (x) which is made on identical terms to all holders of such securities or (y) pursuant to an off-market buyback contract between the Company and the Selling Shareholder, including the Share Purchase Deed, dated as of September 11, 2023, by and between the Selling Shareholder and the Company and approved by the Company’s shareholders at its annual general meeting on April 20, 2023, including any repurchase by the Company in connection with the Offering;

(d)	transferring or otherwise disposing of Lock-up Securities in connection with a scheme of reconstruction under section 110 of the Insolvency Act 1986;

(e)	in the case of the Selling Shareholder, transferring or otherwise disposing of Lock-up Securities to any member of its group (being the Selling Shareholder and its subsidiaries and subsidiary undertakings from time to time, the “Group”); provided that prior to any such transfer or disposal the transferee shall have signed and delivered a lock up agreement substantially in the form of this agreement prior to becoming the legal and/or beneficial holder of the applicable securities, and provided, further, that, if the transferee ceases to be a member of its Group, it shall as soon as reasonably practicable (and in any event within five (5) business days (being days on which commercial banks are open for business in London and New York)) transfer such securities back to the transferor (or another member of the Group, provided that such further transferee shall also have signed and delivered a lock up agreement substantially in the form of this agreement prior to becoming the legal and/or beneficial holder of such securities);

(f)	transferring or otherwise disposing of any rights granted in respect of a rights issue or other pre-emptive share offering by the Company;

(g)	transferring or otherwise disposing of Lock-up Securities in accordance with any order made by a court of competent jurisdiction, competent regulatory authority or as required by any statute, law, rule, regulation, ordinance, code or rule of common law issued, administered or enforced by any governmental entity (being any supra national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasigovernmental authority, including the European Union), or any judicial or administrative interpretation thereof, including the rules of any stock exchange or listing authority;

(h)	transactions relating to securities of the Company acquired in open market transactions after the completion of the Offering;

(i)	transfers of Lock-up Securities as a bona fide gift;

(j)	distributions of Lock-up Securities to limited partners or stockholders of the undersigned; or

(k)	facilitation of the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Lock-up Securities;

provided that (x) in the case of any transfer or distribution pursuant to clause (i) or (j), each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (y) in the case of clause (k), (i) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Lock-up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-up Period.

In addition, the undersigned agrees that, without the prior written consent of Citigroup Global Markets Inc., Citigroup Global Markets Limited and Morgan Stanley (such consent not to be unreasonably withheld, conditioned or delayed), it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs; provided that, to the extent the undersigned has registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its registration rights and undertaking preparations related thereto during the Lock-up Period. For the avoidance of doubt, the undersigned shall retain all of its rights as a member of the Company (except for the restrictions expressly set forth herein) during the Lock-up Period, including the right to vote any Ordinary Shares (including pursuant to the holding of ADSs) that such holder is entitled to vote. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Ordinary Shares or ADSs except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Offering or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Shareholder and the Underwriters.

If the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or if an Underwriting Agreement is not entered into or the Offering does not close on or before 11:59 p.m., New York City time on March 31, 2024, then this lock-up agreement and the provisions herein shall automatically, and without any action on the part of any party hereto, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this lock-up agreement.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

PFIZER INC.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Citigroup Global Markets Limited

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Exhibit B

[FORM OF LEGAL OPINION OF SULLIVAN & CROMWELL LLP]

[FORM OF NEGATIVE ASSURANCE LETTER OF SULLIVAN & CROMWELL LLP]

Exhibit C

[FORM OF ENGLISH LAW OPINION OF FRESHFIELDS BRUCKHAUS DERINGER LLP]

Exhibit D

[FORM OF LEGAL OPINION OF WACHTELL, LIPTON, ROSEN & KATZ]

Exhibit E

[FORM OF LEGAL OPINION OF NORTON ROSE FULBRIGHT US LLP]